UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 15, 2014

Gamzio Mobile, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53502	68-0676667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Ln., Ste. 129, Carson City, NV
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (415) 839-1055

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⁭      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On April 15, 2014, Gamzio Mobile, Inc., a Nevada corporation (the “Company”) entered into the Cashbet Real Money Gaming Services Agreement (the “Agreement”) with Cashbet Alderney Limited, a Channel Islands organization registered in Alderney (“Cashbet”) and Mobile Gaming Technologies, Inc., a Delaware corporation.  Pursuant to the terms of the Agreement, Cashbet will provide the Company with a technology platform for real money gaming services, including regulatory licensing and compliance, customer service, hosting, banking and e-commerce services, and their software platform (the “Services”).

The term of the Agreement expires upon the one year anniversary of the date that the Company’s game is available for public download via the Cashbet platform, but is automatically renewed for additional one year terms unless one of the parties provides notice of its intent not to renew.  The Agreement may be terminated by either party if the other party breaches a material term or condition of the Agreement and such breach remains uncured for thirty (30) days.

The Company will pay $10,000 per game to Cashbet for compliance and regulatory testing. However, this fee may be waived for games that pass third party compliance testing within sixty (60) days of the signing of the Agreement.  During the first year of the Agreement, the Company will receive 60% of the net gaming revenues (as defined in the Agreement) collected by Cashbet as a result of the Company’s activities in connection with the Services (the “Revenue Share”).  Thereafter, the Company will receive the greater of (i) 50% of the net gaming revenues collected by Cashbet, or (ii) the then current Cashbet standard revenue share listed in the developer portal of the Cashbet website.  Cashbet will pay 90% of the applicable Revenue Share to the Company on a net fifteen days basis and the balance on a net sixty days basis.

Each of the parties to the Agreement is subject to standard confidentiality restrictions.  Additionally, the parties agree to indemnify each other and their respective affiliates against any losses resulting from the breach of any representations and warranties, or in connection with the willful tortious misconduct, recklessness, gross negligence, or negligence of such party.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1and is incorporated by reference into this Item 1.01.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
10.1	Cashbet Real Money Gaming Services Agreement, dated April 15, 2015, between Cashbet Alderney Limited, Mobile Gaming Technologies, Inc. and Gamzio Mobile, Inc.
99.1	Press Release, dated April 22, 2014

The information set forth in Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMZIO MOBILE, INC.

Date: April , 2014	By:	/s/ Jason Deibolt
Name: Jason Deibolt
Title: President